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                                                                   EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT ON
FINANCIAL STATEMENT SCHEDULE

To the Shareholders of Nooney Realty Trust, Inc.
St. Louis, Missouri:

We have audited the financial statements of Nooney Realty Trust, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated January 19, 1996; such financial statements and report are included in your 1994 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Nooney Realty Trust, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/S/ DELOITTE & TOUCHE LLP


January 19, 1996


































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

NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 1995
------------------------------------------------------------------------------------------------------------
                      Column A                          Column B                    Column C
----------------------------------------------------  ------------  ----------------------------------------
                                                                              Initial Cost to Trust
                                                                    ----------------------------------------
                                                                                 Buildings and
Description                                           Encumbrances       Land     Improvements       Total
----------------------------------------------------  ------------  ------------  ------------  ------------

Atrium at Alpha Business Center
  Bloomington, Minnesota                               $        --   $   822,526   $ 7,571,190   $ 8,393,716

Applied Communications, Inc. Office Building
  Omaha, Nebraska                                                      1,257,655     5,143,353     6,401,008

Franklin Park Distribution Center
  Franklin Park, Illinois                                                488,774     3,812,720     4,301,494

All properties                                           4,912,421
                                                      ------------  ------------  ------------  ------------

          Total                                        $ 4,912,421   $ 2,568,955   $16,527,263   $19,096,218
                                                      ============  ============  ============  ============
                        Column A                        Column D                    Column E
----------------------------------------------------  ------------  ----------------------------------------
                                                          Costs
                                                      Capitalized
                                                     Subsequent to            Gross Amount at Which
                                                      Acquisition           Carried at Close of Period
                                                      ------------  ----------------------------------------
                                                        Costs of                 Buildings and
                      Description                     Improvements      Land      Improvements      Total
----------------------------------------------------  ------------  ------------  ------------  ------------

Atrium at Alpha Business Center
  Bloomington, Minnesota                               $   299,204   $   822,526   $ 7,870,394   $ 8,692,920

Applied Communications, Inc. Office Building
  Omaha, Nebraska                                          150,000     1,257,655     5,293,353     6,551,008

Franklin Park Distribution Center
  Franklin Park, Illinois                                  610,694       488,774     4,423,414     4,912,188

All properties
                                                      ------------  ------------  ------------  ------------

          Total                                        $ 1,059,898   $ 2,568,955   $17,587,161   $20,156,116
                                                      ============  ============  ============  ============

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
                      Column A                     Column F      Column G         Column H        Column I
-----------------------------------------------  ------------  ------------  -----------------  ------------
                                                                                               Life on Which
                                                                                                Depreciation
                                                                                                  in Latest
                                                                                                    Income
                                                  Accumulated     Date of            Date         Statement
                    Description                  Depreciation  Construction       Acquired       is Computed
-----------------------------------------------  ------------  ------------  -----------------  ------------

Atrium at Alpha Business Center
  Bloomington, Minnesota                          $ 2,609,057      1981        March 28, 1985       35 years

Applied Communications, Inc. Office Building
  Omaha, Nebraska                                   1,530,906      1984       January 22, 1986      35 years

Franklin Park Distribution Center
  Franklin Park, Illinois                           1,204,802      1972      December 16, 1986      35 years
                                                 ------------
          Total                                   $ 5,344,765
                                                 ============
                                                                                                  (Continued)


































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

NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31,
                                                                    ----------------------------------------
                                                                        1995          1994          1993
                                                                    ------------  ------------  ------------

(A)  Reconciliation of amounts in Column E:

     Balance at beginning of period                                  $19,950,156  $19,766,766   $19,603,458
     Add - Cost of improvements                                          205,960      205,641       174,133
     Less - Cost of disposals                                                         (22,251)      (10,825)
                                                                    ------------  ------------  ------------
     Balance at end of period                                        $20,156,116  $19,950,156   $19,766,766
                                                                    ============  ============  ============

(B)  Reconciliation of amounts in Column F:

     Balance at beginning of period                                  $ 4,730,872  $ 4,161,066   $ 3,567,702
     Add - Provision during the period                                   613,893      592,057       604,189
     Less - Depreciation on disposals                                                 (22,251)      (10,825)
                                                                    ------------  ------------  ------------
     Balance at end of period                                        $ 5,344,765  $ 4,730,872   $ 4,161,066
                                                                    ============  ============  ============

(C)  The aggregate cost of real estate owned for
     federal income tax purposes                                     $20,156,116  $19,950,156   $19,766,766
                                                                    ============  ============  ============

                                                                                                  (Concluded)